Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

                                                KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Corporation”), hereby constitute and appoint Alan D. Wilson, Gordon M. Stetz, Jr. and Robert W. Skelton, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering shares of Common Stock and Common Stock Non-Voting for issuance pursuant to the 2007 Omnibus Incentive Plan, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert J. Lawless	Chairman of the Board	April 2, 2008
Robert J. Lawless

/s/ Alan D. Wilson	President, Chief Executive Officer	April 2, 2008
Alan D. Wilson	and Director

/s/ Gordon M. Stetz, Jr.	Executive Vice President & Chief Financial	April 2, 2008
Gordon M. Stetz, Jr.	Officer

/s/ Kenneth A, Kelly, Jr.	Senior Vice President & Controller	April 2, 2008
Kenneth A. Kelly, Jr.

/s/ John P. Bilbrey	Director	April 2, 2008
John P. Bilbrey

/s/ James T. Brady	Director	April 2, 2008
James T. Brady

/s/ J. Michael Fitzpatrick	Director	April 2, 2008
J. Michael Fitzpatrick

/s/ Freeman A. Hrabowski, III	Director	April 2, 2008
Freeman A. Hrabowski, III

/s/ Michael D. Mangan	Director	April 2, 2008
Michael D. Mangan

/s/ Joseph W. McGrath	Director	April 2, 2008
Joseph W. McGrath

/s/ Margaret M.V. Preston	Director	April 2, 2008
Margaret M.V. Preston

/s/ George A. Roche	Director	April 2, 2008
George A. Roche

/s/ William E. Stevens	Director	April 2, 2008
William E. Stevens